UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    April 18, 2008 (April 14, 2008)

M & F WORLDWIDE CORP.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-13780	02-0423416
(Commission File Number)	(I.R.S. Employer Identification No.)

35 East 62nd Street, New York, New York	10065
(Address of principal executive offices)	(Zip Code)

(212) 572-8600
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2008, Jaymie A. Durnan notified the Board of Directors of M & F Worldwide Corp. (the “Company”) of his decision not to stand for re-election to the Board of Directors at the Company’s annual meeting for stockholders in 2008 (the “2008 Annual Meeting”). Mr. Durnan will continue to serve as a director of the Company until his term expires at the 2008 Annual Meeting, which is scheduled to be held on May 15, 2008. Mr. Durnan is a member of the Nominating and Corporate Governance Committee.

William C. Bevins has been nominated by the Board of Directors as a candidate for director to be elected at the 2008 Annual Meeting. If he is elected at the 2008 Annual Meeting, Mr. Bevins’s term as a director of the Company will expire in 2011.

Mr. Bevins, age 62, was a consultant to MacAndrews & Forbes Holdings, Inc. from 1997 to 2000. He served as President and Chief Executive Officer and as a director of Andrews Group Incorporated, an entertainment media holding company, from 1988 to his retirement in 1997, as well as of its two publicly traded operating subsidiaries, New World Communications Group Incorporated (from 1993 to 1997) and Marvel Entertainment Group, Inc. (from 1989 to 1996). From 1979 to 1988, he was Chief Financial Officer of Turner Broadcasting System, Inc., a media and entertainment company, and from 1968 to 1979, he was a certified public accountant with Price Waterhouse & Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.
By:	/s/ Michael C. Borofsky
Name: Michael C. Borofsky Title: Senior Vice President

Date: April 18, 2008